EXHIBIT 10.1

SEPARATION AND MUTUAL RELEASE AGREEMENT

THIS SEPARATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”), dated as of September 10, 2024, (the “Effective Date”) is made and entered by and between Forza X1, Inc., a Delaware corporation (“Employer” or “Forza”), and Daniel Norton (“Norton”).

WHEREAS, Norton was hired by Forza as its Chief Mechanical Officer, which is evidenced by an Employment Agreement between Forza and Norton dated December 18, 2021 (“Employment Agreement”) and is incorporated by reference;

WHEREAS, on March 12, 2024, Forza appointed Norton as its President;

WHEREAS, Paragraph 9(a)(i) of the Employment Agreement states that at any time by the mutual agreement of Forza and Norton, that Norton’s employment and the Employment Agreement shall terminate; and

WHEREAS, Forza and Norton have discussed and mutually agreed to terminate Norton’s employment while also providing for the possibility of retaining his consultant services on an as-needed basis.

NOW, THEREFORE, in consideration of the mutual covenants exchanged herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereby agree as follows:

1)       Termination of Employment. By mutual agreement, Norton’s employment at Forza is hereby terminated effective as of September 30, 2024.

2)       Mutual Release.

a.       By Norton. Norton hereby agrees and acknowledges his employment with Forza is terminated pursuant to his Employment Agreement effective September 30, 2024. Norton, for himself, Norton’s spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Forza (if any) hereby irrevocably and unconditionally waives, releases, and forever discharges any and all claims, complaints, causes of action, demands, damages, claims of relief, grievances, charges, disputes, rights and/or remedies, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, either individually or collectively, if any, whether known or unknown or contingent or absolute, suspected or unsuspected that he might have against Forza, its officers, directors, employees, affiliated companies, stockholders, attorneys, and/or representatives, in their capacities as such, relating to or arising out of (1) his employment with Forza or any of its affiliates; (2) the termination of his employment; and (3) any events occurring on or prior to the date of this Agreement. Norton’s signature below certifies that he has not assigned or transferred or purported to assign or transfer any claim or matter released by and through this Agreement.

b.       By Employer. In consideration of Norton complying with the terms and conditions of this Agreement, Employer hereby agrees to waive any and all claims, causes of action, rights and/or remedies it might have against Norton, if any.

c.       Notwithstanding this section, nothing in this Agreement is intended to operate as, nor shall be construed as, a release or waiver of any rights and/or claims that cannot be released or waived as a matter of law. Norton does, however, waive Norton’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Norton’s behalf, if any.

3)       Effect of Termination.

a.       Voluntary Termination without Good Reason. For purposes of Section 11 of his Employment Agreement, Norton agrees and acknowledges that his employment with Forza is terminated voluntarily by him without Good Reason. As such, Norton shall be entitled to the basic rights at termination listed in Section 10 of his Employment Agreement.

b.       Return of Property. Norton has surrendered or will surrender to Forza and Twin Vee PowerCats Co. any and all documents (physical and/or electronic copies thereof) and other property that Norton has had in his possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, computer disks or drives, electronically stored documents or files, tangible property including, but not limited to, computers, credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information (and all reproductions thereof). Norton confirms that he has or will surrender a list of all accounts, login information, password-protected documents, and passwords necessary to access such password-protected accounts or documents in use by Norton at the time of his termination. Additionally, Norton has also surrendered or will also surrender to Forza and Twin Vee PowerCats Co. all other tangible property of either company, including keys, products, charge cards, telephones, computers and other equipment, and vehicles.

4)       Non-Disparagement. Forza and Norton each agree that they shall not make any false, disparaging, or derogatory statements regarding the other party, or about Forza’s or any of Forza’s affiliated companies’ (including Twin Vee PowerCats Co. and AquaSport Co.) financial conditions, technology, designs, processes, research and development, policies, business affairs, or operations of any nature to any media outlet, social media platform, industry group, dealership, dealer, entity, organization, or person, current, former, or potential future customers, employees, prospective or current business partners, or their representatives. This Section 4 does not, in any way, restrict or impede the parties from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

5)       Confidentiality. As stated in Section 17 of the Employment Agreement, Norton shall not share, divulge or disclose any Confidential Information about Forza, Twin Vee PowerCats Co., or AquaSport Co. and their respective shareholders, subsidiaries, directors, officers, employees and agents, and their respective successors and assigns and affiliated companies. “Confidential Information” includes, without limitation, (i) any form of marketing plan, policies, strategies, financial information or projections, operations, sales quotes or estimates, business plans, performance results which may be related to the past, present and/or future business activities of said party, its subsidiaries and affiliated companies; (ii) operational information, plans for products or services, and/or current or future business endeavors; (iii) any scientific, technical or data information, invention, design, process, procedure, formula, improvement, technology or method; (iv) any concepts, reports, data, knowledge, works-in-progress, designs, development tools, specifications, computer software, source code, object code, flow charts, databases, inventions, information and trade secrets, trademarks and copyrights; and (v) any other information that should reasonably be recognized as confidential information of Forza, Twin Vee PowerCats Co., or AquaSport Co. Confidential Information need not be novel, unique, patentable, copyrightable, or constitute a trade secret in order to be designated Confidential Information.

Additionally, Forza and Norton agree to maintain the confidentiality of the terms and contents of this Agreement to the extent permitted by law. Accordingly, the parties will not voluntarily disclose the terms and contents of this Agreement to any third party other than attorneys or accountants in connection with the rendering of professional services, or as required by law.

6)       Representations and Warranties.

a.       Norton hereby represents and warrants that he has had the opportunity to read and fully understand the Agreement and was encouraged to engage independent legal counsel and discuss fully the terms of this Agreement with such independent legal counsel, and that he has entered into this Agreement voluntarily and of his own free will and without any duress.

b.       Norton represents and warrants that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

c.       Norton represents and warrants that Norton has not filed any complaint, charge, or lawsuit against the Employer, its officers, directors, employees, affiliated companies, stockholders, attorneys, and/or representatives, in their capacities as such, with any government agency or any court

7)       No Admissions. Nothing contained herein shall constitutes any admission as to liability of any kind.

8)       Complete Agreement; Modifications or Amendments: This Agreement contains the entire agreement between the parties and constitutes the complete, final, and exclusive embodiment of this agreement with respect to the subject matter contained herein, and shall inure to the benefit of the parties hereto and their respective assigns, heirs, and successors-in-interest. Any amendment or modification of this Agreement shall only be binding if evidenced in writing and signed all parties.

9)       Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable, the remaining provisions herein contained shall nonetheless continue to be valid, operative, and enforceable as though the invalid, inoperative, or unenforceable provision had not been included in this Agreement.

10)       Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

“Forza” Forza X1, Inc. a Delaware Corporation By: /s/ Joseph Visconti Joseph Visconti, Interim CEO	“Norton” /s/ Daniel Norton Daniel Norton